JENNISON SMALL COMPANY FUND, INC.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


      								November 29, 2007

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Attn.:  Filer Support Unit


      Re: Jennison Small Company Fund, Inc.  (the Fund)
      File No. 811-03084


Ladies and Gentlemen:

      Enclosed please find the Annual Report on Form
NSAR for Jennison Small Company Fund, Inc. for the fiscal year ended September 30, 2007. The Form NSAR was filed using the EDGAR system.

Very truly yours,



                                  /s/ Jonathan D. Shain
                                      Jonathan D. Shain
                                     Assistant Secretary


This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 29th day of November 2007.



Jennison Small Company Fund, Inc.



Witness: /s/ Liliana Santos
By:/s/ Jonathan D. Shain
       Liliana Santos
        Jonathan D. Shain
        Assistant Secretary